Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenue	$78,479	$56,612	$151,441	$106,663

Costs and expenses:
Cost of operations	29,956	25,716	59,619	50,426
Sales and marketing	21,929	16,932	44,799	32,469
General and administrative	15,981	12,565	31,486	24,455
Depreciation and amortization	6,942	4,013	12,935	7,542
Interest income	3,051	1,468	5,036	2,916

Income (loss) before income tax provision	6,722	(1,146)	7,638	(5,313)
Income tax provision (benefit)	1,332	(293)	1,542	(1,401)

Net income (loss)	$5,390	$(853)	$6,096	$(3,912)

Net income (loss) per common share:
Basic	$0.09	$(0.02)	$0.11	$(0.07)

Diluted	$0.09	$(0.02)	$0.10	$(0.07)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,071	56,054	57,023	56,054

Diluted	59,748	56,054	59,689	56,054

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue
Online Services:
Advertising and sponsorship	$52,436	$36,219	$99,857	$68,979
Licensing	19,799	12,304	39,914	23,746
Content syndication and other	653	1,096	1,537	1,972

Total Online Services	72,888	49,619	141,308	94,697
Publishing and Other Services	5,591	6,993	10,133	11,966

	$78,479	$56,612	$151,441	$106,663

Earnings (loss) before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)
Online Services	$14,042	$9,006	$27,034	$16,867
Publishing and Other Services	1,113	593	728	(741)

	15,155	9,599	27,762	16,126

Adjusted EBITDA per basic common share	$0.27	$0.17	$0.49	$0.29

Adjusted EBITDA per diluted common share (c)	$0.25	$0.17	$0.47	$0.28

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	3,051	1,468	5,036	2,916
Depreciation and amortization	(6,942)	(4,013)	(12,935)	(7,542)
Non-cash advertising	—	(1,189)	(2,320)	(2,794)
Non-cash stock-based compensation	(4,542)	(7,011)	(9,905)	(14,019)
Income tax (provision) benefit	(1,332)	293	(1,542)	1,401

Net income (loss)	$5,390	$(853)	$6,096	$(3,912)

Net income (loss) per common share:
Basic	$0.09	$(0.02)	$0.11	$(0.07)

Diluted	$0.09	$(0.02)	$0.10	$(0.07)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,071	56,054	57,023	56,054

Diluted	59,748	56,054	59,689	56,054

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income

(c)	Three and six months ended June 30, 2006 Adjusted EBITDA per share is calculated based on 58,092 and 57,905 diluted shares, respectively

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$213,357	$44,660
Short-term investments	26,900	9,490
Accounts receivable, net	81,933	89,652
Current portion of prepaid advertising	2,363	2,656
Due from HLTH	—	143,153
Other current assets	5,232	5,360

Total current assets	329,785	294,971

Property and equipment, net	48,071	44,709
Prepaid advertising	7,433	9,459
Goodwill	221,356	225,028
Intangible assets, net	42,835	45,268
Other assets	499	530

	$649,979	$619,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$24,459	$32,846
Deferred revenue	88,251	77,731
Due to HLTH	4,259	—

Total current liabilities	116,969	110,577

Deferred tax liability	5,944	5,367
Other long-term liabilities	9,655	7,912

Stockholders’ equity	517,411	496,109

	$649,979	$619,965

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$6,096	$(3,912)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,935	7,542
Non-cash advertising	2,320	2,794
Non-cash stock-based compensation	9,905	14,019
Deferred income taxes	577	(1,413)
Changes in operating assets and liabilities:
Accounts receivable	7,719	4,221
Other assets	(44)	(2,945)
Accrued expenses and other long-term liabilities	(7,271)	(1,364)
Due (from) to HLTH	2,136	(667)
Deferred revenue	10,519	9,984

Net cash provided by operating activities	44,892	28,259

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	95,256	171,000
Purchases of available-for-sale securities	(112,667)	(192,000)
Purchases of property and equipment	(9,764)	(12,775)
Cash paid in business combinations, net of cash acquired	—	(65,568)

Net cash used in investing activities	(27,175)	(99,343)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,723	—
Net cash transfers with HLTH	145,257	—

Net cash provided by financing activities	150,980	—

Net increase (decrease) in cash and cash equivalents	168,697	(71,084)

Cash and cash equivalents at beginning of period	44,660	75,704

Cash and cash equivalents at end of period	$213,357	$4,620